Exhibit 99.1

FOR IMMEDIATE RELEASE

For More Information, Contact:
Kara Bellamy	Laurie Berman | Matt Sheldon
Chief Accounting Officer	PondelWilkinson Inc.
805.566.6100	310.279.5980
investor@qad.com	pwinvestor@pondel.com

QAD Reports Fiscal 2017 First Quarter Financial Results

SANTA BARBARA, Calif. – May 19, 2016 – QAD Inc. (NASDAQ: QADA) (NASDAQ: QADB), a leading provider of enterprise software and services designed for global manufacturing companies, today reported financial results for the fiscal 2017 first quarter ended April 30, 2016.

Continuing its successful transition to the cloud, QAD generated subscription revenue of $11.5 million, exceeding its guidance by approximately $500,000.

Total revenue for the first quarter of fiscal 2017 was $65.4 million, as expected, compared with $69.3 million one year ago, while the revenue mix continued to shift significantly from license to subscription revenue.  Currency had a $1.4 million negative impact on fiscal 2017 first quarter revenue.  On a constant currency basis, total revenue decreased 4 percent compared to the first quarter of fiscal 2016.

Additional fiscal 2017 first quarter financial results, compared with the prior-year quarter, include:

•	Subscription revenue of $11.5 million, versus $9.4 million. Currency had an approximate $290,000 negative impact on subscription revenue. Subscription revenue increased 25 percent in constant currency. Excluding a one-time recognition of $900,000 in the first quarter of fiscal 2016, subscription revenue increased 35 percent.

•	License revenue of $3.9 million, compared with $6.9 million. Currency had an approximate $200,000 negative impact on license revenue.

•	Professional services revenue of $17.1 million, versus $19.6 million. Currency had an approximate $370,000 negative impact on professional services revenue. Lower than expected utilization contributed to a GAAP net loss higher than the company’s guidance.

•	Maintenance and other revenue of $32.8 million, compared with $33.4 million. Currency had an approximate $520,000 negative impact on maintenance and other revenue.

•	Gross profit of $33.3 million, or 51 percent of total revenue, compared with $37.2 million, or 54 percent of total revenue. Subscription gross margin was 46 percent for both periods.

•	Other expense of $900,000, compared with breakeven, resulting from foreign currency movement.

•	GAAP net loss of $2.7 million, or $0.15 per Class A share and $0.13 per Class B share, compared with net income of $549,000, or $0.03 per diluted Class A share and $0.02 per diluted Class B share.

•	Non-GAAP net loss (defined as GAAP net loss before stock-based compensation expense, amortization of purchased intangible assets, the change in fair value of an interest rate swap and certain income tax adjustments) of $1.3 million, or $0.07 per Class A share and $0.06 per Class B share, compared with non-GAAP net income of $1.6 million, or $0.09 per diluted Class A share and $0.07 per diluted Class B share.

“QAD’s cloud growth remains strong, while maintenance revenue remains solid.  We just closed the highest amount in cloud bookings for any first quarter in our history,” said Karl Lopker, Chief Executive Officer.  “Looking ahead, our business is shifting quickly toward the cloud, creating great opportunities for QAD, but also generating short-term earnings pressure.  Customer acceptance of our cloud offering is high, shown by the fact that one third of all attendees at our annual user conference, Explore, were cloud customers.”

Total operating expenses amounted to $36.2 million, or 55 percent of total revenue, for the first quarter of fiscal 2017, compared with $36.4 million, or 53 percent of total revenue, for the same period last year.

Operating loss for the first quarter of fiscal 2017 was $2.9 million, which included $1.6 million in stock compensation expense.  Operating income for the first quarter of fiscal 2016 was $760,000, which included $1.3 million in stock compensation expense.  The increase in stock compensation expense related primarily to a rise in stock price over time.

QAD’s cash and equivalents balance increased to $139.9 million at April 30, 2016, up from $137.7 million at January 31, 2016.  Cash provided by operations was $1.1 million for the first quarter of fiscal 2017, versus $4.3 million for the first quarter of fiscal 2016.

Fiscal 2017 First Quarter Operational Highlights:
•	Received orders from 17 customers representing more than $500,000 each in combined license, maintenance, subscription and professional services billings, including six orders in excess of $1.0 million;

•	Received license or cloud orders from companies across QAD’s six vertical markets, including: Canon BioMedical, Inc.; Carl Zeiss AG; Hitachi Ltd.; Invacare Corporation; Lesaffre International; Omron Corporation; SMR Automotive; Stanley Black & Decker; Visteon Corporation; Xylem; ZF TRW Automotive; and Zimmer Biomet Holdings;

•	Announced the availability of enhancements to its flagship QAD Cloud ERP and QAD Enterprise Applications 2016, and other key solutions including QAD Automation Solutions, QAD Demand and Supply Chain Planning, QAD Transportation Management System, and QAD Enterprise Asset Management;

•	Received several industry awards including being named ERP Customer Satisfaction Leader by the readers of Consumer Goods Technology magazine for the fourth consecutive year, and Pam Lopker, QAD’s Chairman and President, being named one of the 2016 Women of M2M by Connected World magazine; and

•	Subsequent to the end of the quarter, from May 2-5, welcomed customers and partners to QAD Explore 2016 which was held in Chicago. Customer attendance was 33 percent higher than last year’s user conference.

Business Outlook
For the fiscal 2017 year, QAD expects:
•	Total revenue of $277 to $283 million, including $50 to $53 million of subscription revenue.

•	GAAP earnings per share of approximately $0.04 to $0.14 per diluted Class A share and $0.03 to $0.13 per diluted Class B share.

•	Non-GAAP earnings per share of approximately $0.38 to $0.48 per diluted Class A share and $0.31 to $0.41 per diluted Class B share.

For the second quarter of fiscal 2017, QAD expects:
•	Total revenue of $67 to $69 million, including approximately $12.2 million of subscription revenue.

•	GAAP loss per share of $0.08 to $0.06 per Class A share and $0.07 to $0.05 per Class B share.

•	Non-GAAP earnings per share of $0.03 to $0.05 per diluted Class A share and $0.02 to $0.04 per diluted Class B share.

Calculation of Earnings Per Share
EPS is reported based on the company’s dual-class share structure, and includes a calculation for both Class A and Class B shares.  Since Class A shares have rights to 120% of dividends paid on Class B shares, net income is apportioned so that earnings per share attributable to a Class A share are 120% of earnings per share attributable to a Class B share.

Fiscal 2017 First Quarter Conference Call
When:	Thursday, May 19, 2016
Time:	2:00 p.m. PT (5:00 p.m. ET)
Phone:	800-230-1059 (domestic); 612-234-9959 (international)
Replay:	Accessible through midnight May 26, 2016
800-475-6701 (domestic); 320-365-3844 (international); passcode 389838
Webcast:	Accessible at www.qad.com; archive available for approximately one year

Note about Non-GAAP Financial Measures
QAD has disclosed non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margins, non-GAAP net income and non-GAAP earnings per diluted share in this press release for the first quarter of fiscal 2017.  These are non-GAAP financial measures as defined by SEC Regulation G.  QAD defines the non-GAAP measures as follows:

•	Non-GAAP adjusted EBITDA - EBITDA is GAAP net income before net interest expense, income tax expense, depreciation and amortization. Non-GAAP adjusted EBITDA is EBITDA less stock-based compensation expense and the change in the fair value of the interest rate swap.

•	Non-GAAP adjusted EBITDA margins - Calculated by dividing non-GAAP adjusted EBITDA by total revenue.

•	Non-GAAP net income - GAAP net income before stock-based compensation expense, amortization of purchased intangible assets, the change in fair value of the interest rate swap and certain income tax adjustments.

•	Non-GAAP earnings per diluted share - Non-GAAP net income allocated to Class A and Class B shares divided by the weighted average diluted shares outstanding of each class.

QAD’s management uses non-GAAP measures internally to evaluate the business and believes that presenting non-GAAP measures provides useful information to investors regarding the company’s underlying business trends and performance of the company’s ongoing operations as well as useful metrics for monitoring the company’s performance and evaluating it against industry peers.  The non-GAAP financial measures presented should be used in addition to, and in conjunction with, results presented in accordance with GAAP, and should not be relied upon to the exclusion of GAAP financial measures.  Management strongly encourages investors to review the company’s consolidated financial statements in their entirety and to not rely on any single financial measure in evaluating the company.  A table providing a reconciliation of the non-GAAP measures to their most comparable GAAP measures is included at the end of this press release.

QAD non-GAAP measures reflect adjustments based on the following items:

EBITDA: The company reports EBITDA as a non-GAAP metric by excluding the effect of net interest expense, income tax expense, depreciation and amortization from net income because doing so makes internal comparisons to the company’s historical operating results more consistent.  In addition, the company believes providing an EBITDA calculation is a more useful comparison of its operating results to the operating results of its peers.

Stock-based compensation expense: The company has excluded the effect of stock-based compensation expense from its non-GAAP adjusted EBITDA, non-GAAP net income and non-GAAP earnings per diluted share calculations.  Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense which generally requires cash settlement by QAD, and therefore is not used by the company to assess the profitability of its operations.  The company also believes the exclusion of stock-based compensation expense provides a more useful comparison of its operating results to the operating results of its peers.

Amortization of purchased intangible assets: The company amortizes purchased intangible assets in connection with its acquisitions.  QAD has excluded the effect of amortization of purchased intangible assets, which include purchased technology, customer relationships, trade names and other intangible assets, from its non-GAAP net income and non-GAAP earnings per diluted share calculations, because doing so makes internal comparisons to the company’s historical operating results more consistent.  In addition, the company believes excluding amortization of purchased intangible assets provides a more useful comparison of its operating results to the operating results of its peers.

Change in fair value of the interest rate swap: The company entered into an interest rate swap to mitigate its exposure to the variability of one-month LIBOR for its floating rate debt related to the mortgage of its headquarters.  QAD has excluded the gain/loss adjustments to record the interest rate swap at fair value from its non-GAAP adjusted EBITDA, non-GAAP net income and non-GAAP earnings per diluted share calculations.  The company believes that these fluctuations are not indicative of its operational costs or meaningful in evaluating comparative period results because the company currently has no intention of exiting the debt agreement early; and therefore over the life of the debt the sum of the fair value adjustments will be $0.

Income tax adjustments: Beginning in fiscal 2016, the company began to compute and utilize a fixed long-term projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of non-recurring and period-specific items such as changes in the tax valuation allowance and tax effects of acquisition-related costs, since each of these can vary in size and frequency.  When projecting the long-term rate the company evaluated four years of historical and expected results excluding the impact of the following non-cash items: stock-based compensation expense, amortization of purchased intangibles and the change in fair value of the interest rate swap.  The projected rate assumes no new acquisitions and takes into account other factors including the current tax structure, existing tax positions in various jurisdictions and key legislation in major jurisdictions where the company operates.  The long-term non-GAAP tax rate is 25%.  The company intends to re-evaluate this long-term rate on an annual basis or if any significant events that may materially affect this long-term rate occur.  This long-term rate could be subject to change for a variety of reasons, for example, significant changes in the geographic earnings mix, acquisition activity or fundamental tax law changes in major jurisdictions where the company operates.

About QAD – The Effective Enterprise
QAD Inc. (Nasdaq:QADA) (Nasdaq:QADB) is a leading provider of enterprise software and services designed for global manufacturing companies.  For more than 35 years, QAD has provided global manufacturing companies with QAD Enterprise Applications, an enterprise resource planning (ERP) system that supports operational requirements, including financials, manufacturing, demand and supply chain planning, customer management, business intelligence and business process management.  QAD Enterprise Applications is offered in flexible deployment models in the cloud, on-premise, or in a blended environment.  With QAD, customers and partners in the automotive, consumer products, food and beverage, high technology, industrial products and life sciences industries can better align daily operations with their strategic goals to meet their vision of becoming more Effective Enterprises.

For more information about QAD, call +1 805-566-6000, visit www.qad.com.

“QAD” is a registered trademark of QAD Inc.  All other products or company names herein may be trademarks of their respective owners.

Note to Investors: This press release contains certain forward-looking statements made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding projections of revenue, income and loss, capital expenditures, plans and objectives of management regarding the Company’s business, future economic performance or any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements are based on the company’s current expectations.  Words such as “expects,” “believes,” “anticipates,” “could,” “will likely result,” “estimates,” “intends,” “may,” “projects,” “should,” “would,” “might,” “plan” and variations of these words and similar expressions are intended to identify these forward-looking statements.  A number of risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements. These risks include, but are not limited to: risks associated with our cloud service offerings, such as defects and disruptions in our services, our ability to properly manage our cloud service offerings, our reliance on third-party hosting and other service providers, and our exposure to liability and loss from security breaches; demand for the company's products, including cloud service, licenses, services and maintenance; pressure to make concessions on our pricing and changes in our pricing models; protection of our intellectual property; dependence on third-party suppliers and other third-party relationships, such as sales, services and marketing channels; changes in our revenue, earnings, operating expenses and margins; the reliability of our financial forecasts and estimates of the costs and benefits of transactions; the ability to leverage changes in technology; defects in our software products and services; third party opinions about the company; competition in our industry; the ability to recruit and retain key personnel; delays in sales; timely and effective integration of newly acquired businesses; economic conditions in our vertical markets and worldwide; exchange rate fluctuations; and the global political environment.   For a more detailed description of the risk factors associated with the company and factors that may affect our forward-looking statements, please refer to the company's latest Annual Report on Form 10-K and, in particular, the section entitled “Risk Factors” therein, and in other periodic reports the company files with the Securities and Exchange Commission thereafter.  Management does not undertake to update these forward-looking statements except as required by law.

-- Financial Tables Follow --

QAD Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(unaudited)

	Three Months Ended April 30,
	2016	2015
Revenue:
License fees	$3,947	$6,851
Subscription fees	11,492	9,419
Maintenance and other	32,836	33,383
Professional services	17,122	19,612
Total revenue	65,397	69,265
Cost of revenue:
License	725	929
Subscription	6,197	5,064
Maintenance and other	7,763	7,777
Professional services	17,425	18,328
Total cost of revenue	32,110	32,098
Gross profit	33,287	37,167
Operating expenses:
Sales and marketing	16,922	17,145
Research and development	11,134	10,657
General and administrative	8,005	8,441
Amortization of intangibles from acquisitions	165	164
Total operating expenses	36,226	36,407
Operating (loss) income	(2,939)	760
Other (income) expense:
Interest income	(172)	(57)
Interest expense	174	183
Other (income) expense, net	870	(119)
Total other expense, net	872	7
(Loss) income before income taxes	(3,811)	753
Income tax (benefit) expense	(1,069)	204
Net (loss) income	$(2,742)	$549

Diluted net (loss) income per share
Class A	$(0.15)	$0.03
Class B	$(0.13)	$0.02

Diluted Weighted Shares
Class A	15,594	16,048
Class B	3,204	3,279

QAD Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	April 30, 2016	January 31, 2016
Assets
Current assets:
Cash and equivalents	$139,878	$137,731
Accounts receivable, net	44,829	65,512
Deferred tax assets, net	8,527	8,203
Other current assets	18,960	16,024
Total current assets	212,194	227,470

Property and equipment, net	32,269	32,080
Capitalized software costs, net	1,321	1,553
Goodwill	10,771	10,645
Long-term deferred tax assets, net	12,261	11,919
Other assets, net	2,560	2,679

Total assets	$271,376	$286,346

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$428	$422
Accounts payable and other current liabilities	34,491	42,346
Deferred revenue	92,640	97,911
Total current liabilities	127,559	140,679

Long-term debt	14,082	14,191
Other liabilities	4,387	4,465

Stockholders' equity:
Common stock	20	20
Additional paid-in capital	196,596	195,420
Treasury stock	(18,104)	(18,717)
Accumulated deficit	(45,041)	(40,983)
Accumulated other comprehensive loss	(8,123)	(8,729)
Total stockholders' equity	125,348	127,011

Total liabilities and stockholders' equity	$271,376	$286,346

QAD Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Three Months Ended April 30,
	2016	2015

Net cash provided by operating activities	$1,135	$4,336

Cash flows from investing activities:
Purchase of property and equipment	(1,074)	(1,140)
Capitalized software costs	(12)	(28)
Net cash used in investing activities	(1,086)	(1,168)

Cash flows from financing activities:
Repayments of debt	(106)	(102)
Tax payments, net of proceeds, related to stock awards	(369)	(391)
Excess tax benefits from share-based payment arrangements	222	151
Payment of contingent liability associated with acquisitions	-	(750)
Proceeds from issuance of common stock, net of issuance costs	-	8,365
Net cash (used in) provided by financing activities	(253)	7,273

Effect of exchange rates on cash and equivalents	2,351	(103)
Net increase in cash and equivalents	2,147	10,338
Cash and equivalents at beginning of period	137,731	120,526
Cash and equivalents at end of period	$139,878	$130,864

QAD Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(unaudited)

	Three Months Ended April 30,
	2016	2015

Total revenue	$65,397	$69,265

Net (loss) income	(2,742)	549
Add back:
Net interest expense	2	126
Depreciation	1,044	999
Amortization	430	452
Income taxes	(1,069)	204
EBITDA	$(2,335)	$2,330
Add back:
Non-cash stock-based compensation	1,554	1,306
Change in fair value of interest rate swap	31	(245)
Adjusted EBITDA	$(750)	$3,391
Adjusted EBITDA margin	-1%	5%

Non-GAAP net (loss) income reconciliation

Net (loss) income	$(2,742)	$549
Add back:
Non-cash stock-based compensation	1,554	1,306
Amortization of purchased intangible assets	345	344
Change in fair value of interest rate swap	31	(245)
Income tax adjustments	(483)	(351)
Non-GAAP net (loss) income	$(1,295)	$1,603

Non-GAAP (loss) earnings per diluted Class A share reconciliation

(Loss) earnings per diluted Class A share	$(0.15)	$0.03
Add back:
Non-cash stock-based compensation	0.09	0.07
Amortization of purchased intangible assets	0.02	0.02
Change in fair value of interest rate swap	-	(0.01)
Income tax adjustments	(0.03)	(0.02)
Non-GAAP (loss) earnings per diluted Class A share	$(0.07)	$0.09

Shares used in computing (loss) earnings per diluted Class A share	15,594	16,048

Non-GAAP (loss) earnings per diluted Class B share reconciliation

(Loss) earnings per diluted Class B share	$(0.13)	$0.02
Add back:
Non-cash stock-based compensation	0.07	0.06
Amortization of purchased intangible assets	0.02	0.02
Change in fair value of interest rate swap	-	(0.01)
Income tax adjustments	(0.02)	(0.02)
Non-GAAP (loss) earnings per diluted Class B share	$(0.06)	$0.07

Shares used in computing (loss) earnings per diluted Class B share	3,204	3,279